THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 21st day of September, 2009, by and among COMPX INTERNATIONAL INC. (the “Borrower”), COMPX SECURITY PRODUCTS INC., COMPX PRECISION SLIDES INC., COMPX MARINE INC., CUSTOM MARINE INC. (f/k/a CUSTOM MARINE ACQUISITION, INC.), LIVORSI MARINE, INC., WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Administrative Agent (in such capacity, the “Administrative Agent”) and a Lender (as defined below), and COMERICA BANK, as a Lender.

R E C I T A L S:

The Borrower, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of December 23, 2005, as amended by the First Amendment thereto dated as of October 16, 2007 and the Second Amendment thereto dated as of January 15, 2009 (as so amended, the “Credit Agreement”).  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.  In connection with the Credit Agreement, the Subsidiary Guarantors have executed the Subsidiary Guaranty Agreement in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders.

The Borrower and the Subsidiary Guarantors have requested certain amendments to the Credit Agreement, and, subject to the terms and conditions in this Amendment, the Administrative Agent and the Lenders have agreed to such amendments.

In connection with the extension of the term of the Credit Agreement, the Lenders, the Administrative Agent, the Subsidiary Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of these Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments.  The Credit Agreement is hereby amended as set forth in this Section 2.

(a)           Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order to read in their entirety as follows:

“ “Borrowing Base” means, on any date of determination, an amount equal to the sum of (a) 80% of the amount of the Borrower’s Consolidated Accounts Receivable, Net at such time plus (b) 50% of the value of the Borrower’s Consolidated Raw Material Inventory at such time plus (c) 50% of the value of the Borrower’s Consolidated Finished Goods Inventory at such time plus (d) 100% of the Borrower’s Consolidated Unrestricted Cash and Cash Equivalents at such time, all as determined in accordance with GAAP and as set forth in the Consolidated financial statements of the Borrower most recently delivered to the Administrative Agent pursuant to Section 7.1(a) and (b) or, if dated as of a later date, any Officer’s Compliance Certificate delivered pursuant to Section 7.2; provided, however, that, notwithstanding the foregoing, on and after the Fiscal Quarter ending on or about March 31, 2011, the amount of the Borrowing Base shall at all times be deemed to be at least equal to the Aggregate Commitments (as in effect on any date of determination).

“Cash Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, all cash interest paid on any Debt of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Fiscal Quarter” means the fiscal quarter of the Borrower and its Subsidiaries.

“Permitted Distribution Amount” means, on any date of determination, the lesser of (i) twelve and one-half cents ($0.125) times the number of shares of capital stock of the Borrower issued and outstanding as of the last day of the most recently ended calendar quarter and (ii) the amount that Borrower is permitted to distribute as a dividend or like distribution to its shareholders in respect of its shares of capital stock for such quarter pursuant to Applicable Law, its corporate governing documents and any contractual obligations applicable to it; provided, however, that the aggregate Permitted Distribution Amount shall not in any event exceed $8,000,000 in any calendar year.

“Restricted Payment” has the meaning set forth in Section 10.06. ”

(b)           Amendments to Article II.    Article II of the Credit Agreement is hereby amended as follows:

(i)           Amendment to Section 2.1.    By amending and restating Section 2.1 therein to read in its entirety as follows:

“SECTION 2.1                                Revolving Credit Loans.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower, in accordance with the terms of Section 2.4; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, immediately after the making of any such Revolving Credit Loans, (a) the aggregate amount of all outstanding Loans and L/C Obligations shall not exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitments and (b) the aggregate principal amount of all outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender’s Commitment less such Lender’s Commitment Percentage of the sum of all outstanding Swingline Loans, Alternative Currency Loans and L/C Obligations.  Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.”

(ii)           Amendment to Section 2.2(a).   By amending and restating clause (a) of Section 2.2 therein to read in its entirety as follows:

“(a)           Availability.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Alternative Currency Lender agrees to make Alternative Currency Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.4; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, immediately after the making of any such Alternative Currency Loans, the aggregate principal amount of all outstanding Alternative Currency Loans shall not exceed the lesser of (i) the Alternative Currency Commitment and (ii) the amount that is (A) the lesser of (x) the Borrowing Base and (y) the Aggregate Commitments, less (B) the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and all outstanding Swingline Loans and L/C Obligations; provided further that the Alternative Currency Lender will not make an Alternative Currency Loan from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section 5.3 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Alternative Currency Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate).  Alternative Currency Loans shall be funded in an amount equal to the Alternative Currency Amount of such Alternative Currency Loan.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Alternative Currency Loans hereunder until the Revolving Credit Termination Date.”

(iii)           Amendment to Section 2.3.   By amending and restating clauses (a) and (b) of Section 2.3 therein to read in its entirety as follows:

“(a)           Availability.  Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that (i) all Swingline Loans shall be denominated in Dollars and (ii) based upon the Dollar Amount of all outstanding Loans and L/C Obligations, immediately after the making of any such Swingline Loans, the aggregate principal amount of all outstanding Swingline Loans shall not exceed the lesser of (A) the Swingline Commitment and (B) the amount that is (1) the lesser of (x) the Borrowing Base and (y) the Aggregate Commitment less (2) the sum of all outstanding Revolving Credit Loans, Alternative Currency Loans and L/C Obligations; provided further that the Swingline Lender will not make a Swingline Loan from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section 5.3 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Swingline Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate).

(b)           Sweep Plus Service Program.  On each Business Day, the Administrative Agent shall calculate the Net Cash Position.  If the Net Cash Position is less than zero, then the Borrower shall be deemed to have irrevocably requested that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to the lesser of (i) an amount, which when rounded up to the nearest $1,000, equals or exceeds the amount of the deficit Net Cash Position and (ii) an amount, which when added to the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) the amount that is (1) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base less (2) the sum of all outstanding Revolving Credit Loans, all outstanding Alternative Currency Loans and the L/C Obligations and (B) the Swingline Commitment; provided, however, that the obligation of the Swingline Lender to make any such Swingline Loan to the Borrower shall be subject to all the terms and conditions hereof (including, without limitation, Section 5.3 hereof).”

(iv)           Amendment to Section 2.4(a)(4).   By amending and restating subclause (4) of Section 2.4(a) therein to read in its entirety as follows:

“(4)           the amount of such borrowing, which shall be in an amount equal to the amount that is the lesser of (x) the Borrowing Base and (y) the Aggregate Commitment or the Alternative Currency Commitment, as applicable, then available to the Borrower, or if less, (A) with respect to Base Rate Loans (other than Swingline Loans), in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (B) with respect to LIBOR Rate Loans denominated in Dollars, in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (C) with respect to LIBOR Rate Loans denominated in an Alternative Currency, in an aggregate principal Alternative Currency Amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and”

(v)           Amendment to Section 2.5(b).   By amending and restating clause (b) of Section 2.5 therein to read in its entirety as follows:

“(b)           Mandatory Repayment of Revolving Credit Loans.

(i)           Aggregate Commitment.  If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all Revolving Credit Loans exceeds one hundred and five percent (105%) of the amount equal to (1) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base less (2) the sum of all outstanding Swingline Loans, Alternative Currency Loans and L/C Obligations or (B) for any other reason, the outstanding principal amount of all Revolving Credit Loans exceeds the amount equal to (1) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base less (2) the sum of all outstanding Swingline Loans, Alternative Currency Loans and L/C Obligations, then, in each such case, the Borrower shall (I) first, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Swingline Loans (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (II) second, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans by the Dollar Amount of such excess (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (III) third, if (and to the extent) necessary to eliminate such excess, immediately repay Revolving Credit Loans which are LIBOR Rate Loans and Alternative Currency Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day by the Dollar Amount of such excess) and (IV) fourth, with respect to any Letters of Credit then outstanding, make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

(ii)           Alternative Currency Commitment.  If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all Alternative Currency Loans exceeds the lesser of (1) one hundred and five percent (105%) of the amount equal to (x) the lesser of (I) the Aggregate Commitment and (II) the Borrowing Base less (y) the sum of all outstanding Swingline Loans, Revolving Credit Loans and L/C Obligations and (2) one hundred and five percent (105%) of the Alternative Currency Commitment or (B) for any other reason, the outstanding principal amount of all Alternative Currency Loans exceeds the lesser of (1) the amount equal to (x) the lesser of (I) the Aggregate Commitment and (II) the Borrowing Base less (y) the sum of all outstanding Swingline Loans, Revolving Credit Loans and L/C Obligations and (2) the Alternative Currency Commitment, then, in each such case, such excess shall be immediately repaid, in the currency in which such Alternative Currency Loan or Alternative Currency Loans were initially funded, by the Borrower to the Administrative Agent for the account of the Alternative Currency Lender.

(iii)           Swingline Commitment.  If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, and for any reason the outstanding principal amount of all Swingline Loans exceeds the lesser of (A) the amount equal to (1) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base less (2) the sum of all outstanding Revolving Credit Loans, Alternative Currency Loans and L/C Obligations and (B) the Swingline Commitment, then, in each such case, such excess shall be immediately repaid by the Borrower to the Administrative Agent for the account of the Swingline Lender.

(iv)           Excess L/C Obligations.  If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)) and for any reason, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the outstanding amount of all L/C Obligations exceeds the lesser of (A) the amount equal to (1) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base less (2) the sum of the amount of all outstanding Swingline Loans, Revolving Credit Loans and Alternative Currency Loans and (B) the L/C Commitment, then, in each such case, the Borrower shall make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

(v)           Compliance and Payments.  The Borrower’s compliance with this Section 2.5(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on (A) the date on which the Borrower requests the Lenders to make a Revolving Credit Loan or the Alternative Currency Lender to make an Alternative Currency Loan or the Issuing Lender to issue a Letter of Credit, (B) the date an interest payment is due under Section 4.1(e) and (C) the date of any permanent reduction in the Aggregate Commitment pursuant to Section 2.7.  Each such repayment pursuant to this Section 2.5(b) shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.”

(vi)           Amendment to Section 2.7(c).   By amending and restating the first sentence of clause (c) of Section 2.7 therein to read in its entirety as follows:

“Each permanent reduction permitted pursuant to this Section 2.7 shall be accompanied by (i) a payment of principal sufficient to reduce (A) the aggregate Dollar Amount of all outstanding Revolving Credit Loans, Alternative Currency Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Aggregate Commitment as so reduced and (B) to the extent that the Alternative Currency Commitment is reduced, the aggregate Dollar Amount of all outstanding Alternative Currency Loans to the Alternate Currency Commitment as so reduced and (ii) any payment required pursuant to Section 2.5(b) after giving effect to such reduction.”

(c)           Amendment to Section 3.1.    Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 3.1  L/C Commitment.  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (a) the L/C Obligations would exceed the lesser of (i) the L/C Commitment and (ii) the amount that is (x) the lesser of (A) the Aggregate Commitment and (B) the Borrowing Base less (y) the aggregate principal amount of all outstanding Swingline Loans, Revolving Credit Loans and Alternative Currency Loans or (b) the Available Commitment of any Lender would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than ninety (90) days prior to the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender, and, to the extent not inconsistent therewith, the laws of the State of North Carolina.  The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires. ”

(d)           Amendments to Article IX.  Article IX of the Credit Agreement is hereby amended as follows:

(i)           Amendment to Section 9.2.  By amending and restating Section 9.2 therein to read in its entirety as follows:

“SECTION 9.2  Consolidated Net Worth.   Permit, at any time, Consolidated Net Worth to be less than (i) prior to the last day of the Fiscal Quarter ending on or about March 31, 2011, $65,000,000 and (ii) on and after such date, the sum of $65,000,000 plus 50% of Consolidated Net Income earned in each Fiscal Quarter beginning after the Fiscal Quarter ending on or about December 31, 2010, calculated quarterly at the end of each Fiscal Quarter (with no deduction for a net loss in any such Fiscal Quarter).”

(ii)           Amendment to Section 9.3.  By amending and restating Section 9.3 therein to read in its entirety as follows:

“SECTION 9.3  Interest Coverage Ratio.  As of any Fiscal Quarter end, permit the ratio of EBIT to Cash Interest Expense to be less than 2:50 to 1.00.  The ratio of EBIT to Cash Interest Expense shall be measured as follows for each period indicated: (a)  for the Fiscal Quarter ending on or about September 30, 2009, such Fiscal Quarter; (b) for the Fiscal Quarter ending on or about December 31, 2009, the two (2) consecutive Fiscal Quarters ending on or immediately prior to such date; (c) for the Fiscal Quarter ending on or about March 31, 2010, the three (3) consecutive Fiscal Quarters ending on or immediately prior to such date and (d) for the Fiscal Quarter ending on or about June 30, 2010 and each Fiscal Quarter thereafter, the four (4) consecutive Fiscal Quarters ending on or immediately prior to the date of determination.”

(iii)           Amendment to Section 9.4.  By amending and restating Section 9.4 therein to read in its entirety as follows:

“SECTION 9.4 Capital Expenditures.  Permit Capital Expenditures to be greater than (i) during each of the Fiscal Years ending in December 2009 and December 2010, an amount equal to one hundred percent (100%) of depreciation and amortization expense (calculated in accordance with GAAP) for the immediately prior Fiscal Year and (ii) during the Fiscal Year ending in December 2011, an amount equal to one hundred twenty-five percent (125%) of depreciation and amortization expense (calculated in accordance with GAAP) for the Fiscal Year ending in December 2010.”

(e)           Amendments to Article X.  Article X of the Credit Agreement is hereby amended as follows:

(i)           Amendment to Section 10.6.  By amending and restating Section 10.6 therein to read in its entirety as follows:

“SECTION 10.6.  Limitations on Dividends and Distributions.  Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure (any of the foregoing a “Restricted Payment”); provided that:

(a)           the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

(b)           any Subsidiary may pay cash dividends to the Borrower;

(c)           the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders; provided, however, that the aggregate amount of (x) any Restricted Payments made under this clause (c) plus (y) any payments or prepayments in respect of Subordinated Debt made pursuant to clause (ii) of the proviso in Section 10.10(b) shall not in any event exceed the Permitted Distribution Amount;

(d)           the Borrower may redeem shares of its capital stock pursuant to the Permitted TIMET Redemption; and

(e)           in addition to transactions permitted under subsection (c) above, the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed, during the period from and including the Initial Extension Date to the termination of this Credit Facility, the sum of (x) $20,000,000 plus (y) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2008; provided, however, that the Borrower shall not make any Restricted Payments under this clause (e) unless (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) after giving effect to the making of such Restricted Payment, Consolidated Net Worth shall not be less than $77,000,000, on a pro forma basis, determined as of the last day of the last Fiscal Quarter for which the Borrower has provided financial statements and the corresponding Officer’s Compliance Certificate to the Administrative Agent and Lenders as if such Restricted Payment had been paid during such Fiscal Quarter; and (iii) the chief executive officer, controller or treasurer of the Borrower shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clauses (i) and (ii) in a certificate attaching calculations.”

(ii)            Amendment to Section 10.10.  By amending Section 10.10 therein to read in its entirety as follows:

“SECTION 10.10  Amendments; Payments and Prepayments of Subordinated Debt.

(a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt other than any amendment or modification the sole effect of which is to reduce the interest rate (including any default rate) or any fees applicable to or payable in respect of such Subordinated Debt; provided that no Default or Event of Default is in existence or would arise as a result of such amendment or modification; and

(b) Without the prior written consent of the Required Lenders, cancel, forgive or discharge, or make any payment or prepayment on or in respect of, or defease, redeem, purchase or acquire for value or otherwise satisfy prior to scheduled maturity (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt (including the Permitted TIMET Debt); provided that, so long as no Default or Event of Default is in existence or would arise as a result of the making of such payment (i) on and after January 1, 2011, the Borrower may make regularly scheduled payments of principal and accrued interest on Subordinated Debt in accordance with the terms and conditions approved by the Required Lenders pursuant to any applicable subordination agreement and (ii) the Borrower may make payments or prepayments on or in respect of Subordinated Debt, so long as the aggregate amount of (x) all payments or prepayments made pursuant to this clause (ii) plus (y) any Restricted Payments made pursuant to clause (c) of Section 10.6 shall not exceed the Permitted Distribution Amount, subject to receipt by the Administrative Agent of a certification from the chief financial officer, the controller or the treasurer of the Borrower as to compliance with the preceding clause;”

(f)           Amendment to Exhibit F.  Exhibit F to the Credit Agreement (“Officer’s Compliance Certificate”) is hereby replaced in its entirety with a new Exhibit F in the form attached to this Amendment as Annex I.

SECTION 3.  Reaffirmation of Consent to TIMET Debt Payments; Consent to Modification of TIMET Promissory Note.

(a) Notwithstanding anything in Section 10.10 of the Credit Agreement, the Administrative Agent and the Lenders hereby acknowledge and reaffirm their consent to payments and prepayments of the Permitted TIMET Debt made by the Borrower after the date of incurrence of the Permitted TIMET Debt through and including June 30, 2009, in an aggregate amount sufficient to reduce the outstanding principal amount thereunder to $42,230,190 (such payments, the “Permitted TIMET Payments”), pursuant to the terms of the Subordination Agreement, dated as of October 16, 2007, between TIMET Finance Management Company (the “Subordinate Lender”) and the Administrative Agent on behalf of itself and the Lenders (the “TIMET Subordination Agreement”) and, for the avoidance of doubt, the Lenders agree that no breach of Section 10.10 of the Credit Agreement has occurred or is continuing solely as a result of the making of the Permitted TIMET Payments by the Borrower.

(b) Subject to compliance with the terms of the Credit Agreement generally applicable to Subordinated Debt, the Administrative Agent and the Lenders hereby consent to the modification of the Permitted TIMET Debt to provide that payment of any and all amounts owing under the Permitted TIMET Debt shall comply in all respects with the restrictions and all other terms set forth in the Credit Agreement, as modified by this Amendment (the “Permitted TIMET Debt Modification”).

(c) The foregoing consents are limited solely to the Permitted TIMET Payments and the Permitted TIMET Debt Modification, and nothing contained herein shall (i) modify the Borrower’s or the Subsidiary Guarantors’ respective obligations to comply fully with all duties, terms, conditions, or covenants contained in the Loan Documents or (ii) be deemed to constitute a consent to waiver of any other rights or remedies any Lender or the Administrative Agent may have under any Loan Documents or under Applicable Law with respect to any matters.  Nothing in this Section 3 shall be deemed to give rise to any obligation of the Lenders or the Administrative Agent to amend, modify, or waive any provision of the Credit Agreement (other than as expressly set forth in this Amendment) or any other Loan Document.  The provisions and agreements set forth in this Section 3 shall not establish a custom or course of dealing or conduct between any Lender or the Administrative Agent and Borrower.

SECTION 4.  Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) receipt by the Administrative Agent of (i) an amendment, waiver or other written instrument effecting the Permitted TIMET Debt Modification, in form and substance satisfactory to the Lenders, duly executed by the Subordinate Lender and the Borrower, and (ii) an amendment to the TIMET Subordination Agreement duly executed by the parties thereto in substantially the form attached hereto as Exhibit A;

(c) receipt by the Administrative Agent of all documents which the Administrative Agent may reasonably request;

(d) the fact that the representations and warranties of the Borrower and the Subsidiary Guarantors contained in Section 6 of this Amendment shall be true on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true on and as of such earlier date;

(e) receipt by the Administrative Agent of the Amendment Fee (as defined below) and all other accrued and unpaid fees and other amounts owing by Borrower and the Subsidiary Guarantors under the Loan Documents; and

(f) all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 5.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Third Amendment Effective Date (as defined below), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and the Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and the Subsidiary Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 6.  Representations and Warranties.  The Borrower and the Subsidiary Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)           No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.

(b)           The Borrower and the Subsidiary Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c)           This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Subsidiary Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Subsidiary Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)           The execution and delivery of this Amendment and the performance by the Borrower and the Subsidiary Guarantors hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Subsidiary Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Subsidiary Guarantor or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Subsidiary Guarantor is party or by which the assets or properties of the Borrower or the Subsidiary Guarantors are or may become bound.

(e)           The Collateral Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Agreement and prior to all Liens other than Liens permitted under Section 10.2 of the Credit Agreement.

SECTION 7.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8.  Effective Date.  This Amendment shall be effective as of September 21, 2009 (such date, the “Third Amendment Effective Date”).

SECTION 9.  Expenses.  The Borrower and the Subsidiary Guarantors agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

SECTION 10.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 11.  Consent by Subsidiary Guarantors.  The Subsidiary Guarantors consent to the foregoing waiver and amendments.  The Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Subsidiary Guaranty Agreement, said Subsidiary Guaranty Agreement being hereby ratified and affirmed in all respects.  The Subsidiary Guarantors hereby expressly agree that the Subsidiary Guaranty Agreement is in full force and effect.

SECTION 12.  Amendment Fee.  The Borrower and the Subsidiary Guarantors shall pay to the Administrative Agent for the account of each Lender an amendment fee (the “Amendment Fee”) in an amount equal to 0.10% of the Aggregate Commitment (as determined after giving effect to this Amendment), which Amendment Fee shall be fully earned and due and payable on the date of this Amendment.

SECTION 13.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.  Waiver of Claims or Defenses.  The Borrower and the Subsidiary Guarantors represent that none of them has any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Administrative Agent or the Lenders relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 15.  Release of Claims.  For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower and the Subsidiary Guarantors do remise, release and forever discharge the Administrative Agent and the Lenders, and their respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower or any Subsidiary Guarantor ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of the Loans up to and including the date of this Amendment.  The general release hereby entered into and executed by Borrower and the Subsidiary Guarantors is intended by Borrower and the Subsidiary Guarantors to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

SECTION 16.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

[CORPORATE SEAL]              COMPX INTERNATIONAL INC.

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[CORPORATE SEAL]               COMPX SECURITY PRODUCTS INC.

                        By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[CORPORATE SEAL]               COMPX PRECISION SLIDES INC.

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[CORPORATE SEAL]               COMPX MARINE INC.

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[CORPORATE SEAL]               CUSTOM MARINE INC.

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[CORPORATE SEAL]               LIVORSI MARINE, INC.

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

                   ADMINISTRATIVE AGENT AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:  _________________________________________ (SEAL)
Name:  _______________________________________
Title:  ________________________________________

[Signature pages continued on the following page]

COMERICA BANK,
as Lender

By:  _________________________________________
Name:  _______________________________________
Title:  ________________________________________

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